Exhibit 10.2

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is made and entered into as of August 28, 2013, by and among Triangle Petroleum Corporation, a Delaware corporation (“Triangle”), and ActOil Bakken, LLC, a Delaware limited liability company (the “Purchaser” and together with Triangle, the “Parties”).

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of August 6, 2013 (the “Purchase Agreement”), between Triangle and TIAA Oil and Gas Investments, LLC (“TOGI”), Triangle agreed to issue and sell to TOGI or its permitted assignee 11,350,000 shares of Common Stock (the “Purchased Stock”) as described therein;

WHEREAS, pursuant to Section 7.06(b) of the Stock Purchase Agreement, TOGI assigned its right and obligations under the Stock Purchase Agreement to Purchaser; and

WHEREAS, Triangle has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

1.                                      Definitions.  Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.  As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” has the meaning set forth in Section 2(a).

“Board” means the board of directors of Triangle.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any day on which banking institutions in the State of Texas are authorized or required by law or governmental action to close.

“Capital Leases” means, for any Person, any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means common stock, par value $0.00001 per share, of Triangle.

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of EBITDAX of Triangle for the most recently completed fiscal quarter ending prior to the date of determination for which financial statements are in existence multiplied by four to (y) Pro Forma Indebtedness.

“Convertible Note” means the NGP Convertible Note.

“Demand Notice” has the meaning set forth in Section 2(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Dispose” (including the correlative terms “Disposed” and “Disposition”) means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of Law, whether effected directly or indirectly.

“EBITDAX” means for Triangle, on a consolidated basis for any period, the sum of (a) Net Income for such period (which if such amount constitutes net loss, shall be reflected as a negative number), plus (b) without duplication and to the extent deducted in determining such Net Income (i) Interest Expense for such period, plus (ii) Income Tax Expense for such period, plus (iii) depreciation, amortization, depletion and exploration expenses for such period, plus (iv) non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP (including any “ceiling test” impairments as a result of the use of the full cost method of accounting) and including non-cash charges resulting from the requirements of ASC 410, 718 and 815), minus (c) to the extent included in determining Net Income, non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and all other non-cash items of income which were included in determining such Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that such EBITDAX shall be subject to pro forma adjustments for permitted acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, reasonably acceptable to the Purchaser. Notwithstanding the foregoing, EBITDAX shall be appropriately adjusted to exclude all amounts of revenues and expenses attributable to any minority investments in Subsidiaries.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Equity Securities” means, with respect to a Person, any shares, interests, participation or other equivalents (however designated) of corporate stock (including any options, warrants or other rights to acquire corporate stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Securities” shall have the meaning specified in Section 8(d).

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable calculation being made.

“Hedging Arrangements” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price).

“Holder” means (i) the Purchaser unless and until the Purchaser ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 11(e) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 5(a).

“Income Tax Expense” means for Triangle and its Subsidiaries, on a consolidated basis for any period, all state and federal income taxes paid or due to be paid during such period.

“Incur” means issue, create, assume, guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise.

“Indebtedness” means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers acceptances if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person; provided, however, that Indebtedness shall not include (i) any intercompany Indebtedness or (ii) any trade payables.

“Independent Director” means a person meeting the independence requirements under any rule or regulation of the Commission or NYSE MKT (or any other principal stock exchange or market upon which the Common Stock may trade) or under applicable Law, exclusive of any independence requirements applicable solely to members of any committee of the Board.

“Initiating Holder” has the meaning set forth in Section 2(a).

“Interest Expense” means, for any period and with respect to any Person, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Person in connection with any indebtedness (including any Indebtedness outstanding under the Convertible Note) for such period, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to secured obligations, and net costs under Hedging Arrangements entered into addressing interest rates, all as determined in conformity with GAAP.

“Losses” has the meaning set forth in Section 5(a).

“Offered Securities” has the meaning set forth in Section 8(a).

“Net Income” means, for any period and with respect to any Person, the net income (or net loss) for such period for such Person after taxes as determined in accordance with GAAP, including any cash net gain but excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“NGP Holders” means any Holder of Registrable Securities under (and as such terms are defined in) the Amended and Restated Registration Rights Agreement, dated as of March 8, 2013, by and between Triangle and NGP Triangle Holdings, LLC.

“Notes” has the meaning given such term in the Convertible Note.

“Parties” has the meaning set forth in the preamble.

“Person” means an individual or group, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 2(b).

“Piggyback Registration” has the meaning set forth in Section 2(b).

“Piggyback Request” has the meaning set forth in Section 2(b).

“Portfolio Company” means any portfolio company in which the Purchaser or any of its investment fund Affiliates have made a debt or equity investment.

“Preemptive Offer Acceptance Notice” has the meaning set forth in Section 8(b).

“Preemptive Offer Notice” has the meaning set forth in Section 8(a).

“Preemptive Offer Period” has the meaning set forth in Section 8(b).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of Triangle, to be threatened.

“Pro Forma Indebtedness” means as of any date of determination, the amount of Indebtedness of Triangle and its Subsidiaries as of the date of determination (excluding the Indebtedness associated with the Convertible Note) after giving pro forma effect to the Incurrence of any proposed new Indebtedness.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchased Stock” has the meaning set forth in the recitals to this Agreement.

“Purchaser” has the meaning set forth in the preamble.

“Reference Property” has the meaning set forth in the Convertible Note.

“Refused Securities” has the meaning set forth in Section 8(c).

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include:  (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective registration statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any Shares that may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on the volume, timing, recipients or intended method or methods of distribution, including through the use of an underwriter; and (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Resignation Event” means that the Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition,

(A) is prohibited or disqualified from serving as an Independent Director of Triangle; (B) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to Triangle or its stockholders; (C) has engaged or more likely than not, as determined by a majority of the independent directors of the Board (other than the Designated Director), engaged in acts or omissions which involve moral turpitude, fraud, intentional misconduct or an intentional violation of Law, (D) has engaged in any transaction involving Triangle from which the Designated Director derived an improper personal benefit, or (E) has violated the attendance or other material Triangle policies applicable to all Board members. Prior to making a determination that any Resignation Event described in clauses (A) through (E) above has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board in accordance with the Triangle Bylaws at which the removal of such Designated Director will be considered. At such duly called and held Board meeting, the Board shall provide the Designated Director with a reasonable opportunity to be heard and to present information relevant to the Board’s proposed determination. The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Designated Director.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means the Purchased Stock and any other equity interests of Triangle or equity interests in any successor of Triangle issued in respect of such Purchased Stock by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of Triangle.

“Suspension Notice” has the meaning set forth in Section 10(b).

“Suspension Period” has the meaning set forth in Section 10(b).

“Termination Event” means the Purchaser and its Affiliates to which it has transferred the Purchased Stock ceasing to own at least equal to the lesser of: (i) fifty percent (50%) of the shares of the Purchased Stock and (ii) ten percent (10%) of the shares of Common

Stock outstanding as of the date of determination.  Any shares of Common Stock acquired by the Purchaser (and its Affiliates to which it has transferred the Purchased Stock in accordance with the terms hereof) other than pursuant to the Purchase Agreement shall not count towards the ownership requirements set forth in clause (i) above and any shares of Common Stock acquired by the Purchaser (and its Affiliates to which it has transferred the Purchased Stock in accordance with the terms hereof) other than pursuant to the Purchase Agreement or pursuant to Section 8 shall not count towards the ownership requirements set forth in clause (ii) above.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Triangle” has the meaning set forth in the preamble.

“Triangle Bylaws” means the Bylaws of Triangle, as amended.

“Triangle Indemnified Persons” has the meaning set forth in Section 5(b).

“Triangle Securities” means any equity interest of any class or series in Triangle.

“Underwritten Offering” has the meaning set forth in Section 3(k).

“Underwritten Offering Notice” has the meaning set forth in Section 3(k).

“VWAP”  means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market with respect to the Registrable Securities for the five (5) trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections and Annexes refer to Sections of and Annexes to this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.                                      Registration.

(a)                                 Demand Registration.

(i)                                     Any Holder that holds any Registrable Securities shall have the option and right, exercisable by delivering a written notice to Triangle (a “Demand Notice,” and the Holder that delivers such a Demand Notice, the “Initiating Holder”), to require Triangle to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 (a “Demand Registration”).  The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration.  Notwithstanding anything to the contrary herein, in no event shall Triangle be required to effectuate a Demand Registration for Registrable Securities having an aggregate value of less than $30 million based on the VWAP of such Registrable Securities as of the date of the Demand Notice.

(ii)                                  Within five Business Days of the receipt of the Demand Notice, Triangle shall give written notice of such Demand Notice to all Holders and, as soon as reasonably practicable thereafter, shall, subject to the limitations of this Section 2(a), file a Registration Statement covering all of the Registrable Securities that the Holders shall in writing request (such request to be given to Triangle within three days of receipt of such notice of the Demand Notice given by Triangle pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as promptly as practicable as directed by the Initiating Holder in accordance with the terms and conditions of the Demand Notice and use all commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(iii)                               Subject to the other limitations contained in this Agreement, Triangle is not obligated hereunder to effect (A) more than one Demand Registration in any 12 month period, (B) more than a total of three Demand Registrations pursuant to this Agreement and (C) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Holders providing such Demand Notice shall have become effective under the Securities Act and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice.

(iv)                              Notwithstanding any other provision of this Section 2(a), Triangle shall not be required to effect a registration or file a Registration Statement (or any amendment thereto) for a period of up to 60 days, if (A) the Board determines that a postponement is in the best interest of Triangle and its stockholders generally due to a pending transaction involving Triangle, (B) the Board determines such registration would render Triangle unable to comply with applicable securities laws or (C) the Board determines such registration would require disclosure of material information that

Triangle has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that (i) in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of 120 days in any 12 month period, (ii) during any Blackout Period contemplated by Section 2(a)(iv)(B) or any Suspension Period, Triangle shall not engage in any transaction involving the offer, issuance, sale, or purchase of Triangle Securities (whether for the benefit of Triangle or a third Person), except transactions involving the issuance or purchase of Triangle Securities as contemplated by Triangle employee benefit plans or employee or director arrangements or in connection with the conversion or exercise of outstanding securities, including the Convertible Note, and (iii) during any Blackout Period contemplated by Section 2(a)(iv)(B) or (C) or any Suspension Period, Triangle shall not file a registration statement (or any amendment or supplement thereto) for any other holder of registration rights.

(v)                                 Triangle may include in any such Demand Registration other Triangle Securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter, if any, for the Underwritten Offering determines that the type or number of Triangle Securities proposed to be offered in such offering would likely have an adverse effect in any material respect on the price, timing or distribution of the Registrable Securities proposed to be included in such offering, the Registrable Securities to be sold by the Holders shall be included in such registration before any Triangle Securities proposed to be sold for the account of Triangle or any other Person other than the NGP Holders.

(vi)                              Subject to the limitations contained in this Agreement, Triangle shall effect any Demand Registration on Form S-3 (except if Triangle is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if Triangle becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to Triangle); provided, however, that if at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to Triangle that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, Triangle will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vii)                           Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), Triangle shall, (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, Triangle would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix)                              In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, Triangle shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall Triangle be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) Triangle has received written consent therefor from whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(x)                                 The rights of the Holders under this Section 2(a) shall terminate at such time that both (A) the number of Registrable Securities is less than 3% of the number of outstanding shares of Common Stock, and (B) such Registrable Securities may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on the volume or timing.

(b)                                 Piggyback Registration.

(i)                                     If Triangle shall at any time propose to conduct, other than pursuant to any Demand Registration, a public offering of Common Stock for cash (whether in connection with a public offering of Common Stock by Triangle, a public offering of Common Stock by stockholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales), Triangle shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the commencement of the offering (the “Piggyback Notice”).  The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”).  Triangle shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which Triangle has received a written request from a Holder within three Business Days after delivery of the Piggyback Notice to such Holder (“Piggyback Request”) for inclusion therein.  If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by Triangle, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by

Triangle with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

(ii)                                  If the Registration Statement under which Triangle gives notice under this Section 2(b) is for an underwritten offering, Triangle shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Triangle.  If the managing underwriter or managing underwriters of such offering advise Triangle and the Holders in writing that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement (or any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering, Triangle shall include in such offering only that number of shares of Common Stock proposed to be included in such offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated as follows:

(A)       if such registration statement is filed other than pursuant to a demand registration initiated by the NGP Holders, (i) first, to Triangle, (ii) if there remains availability for additional shares of Common Stock to be included in such registration, second pro rata among the NGP Holders and all Holders desiring to register Registrable Securities based on the number of Registrable Securities held by all such Holders and the number of registrable securities held by the NGP Holders, and (iii) if there remains availability for additional shares of Common Stock to be included in such registration, third pro-rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of shares of Common Stock such holder is entitled to include in such registration.

(B)       if such registration statement is filed pursuant to a demand registration initiated by the NGP Holders, (i) first, to the NGP Holders, (ii) if there remains availability for additional shares of Common Stock to be included in such registration, second pro rata to the Holders desiring to register Registrable Securities based on the number of Registrable Securities held by all such Holders, and (iii) if there remains availability for additional shares of Common Stock to be included in such registration, third pro-rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of shares of Common Stock such holder is entitled to include in such registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Triangle and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering.  Any Registrable

Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii)                               Triangle shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement.  The registration expenses of such withdrawn registration shall be borne by Triangle in accordance with Section 4 hereof.

(iv)                              The rights of the Holders under this Section 2(b) shall terminate if the number of Registrable Securities is less than 5% of the number of outstanding shares of Common Stock.

3.                                      Registration Procedures.

The procedures to be followed by Triangle and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of Triangle and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                 in connection with a Demand Registration, Triangle will at least two Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b)                                 in connection with a Piggyback Registration, Triangle will at least two days prior to the anticipated filing of the initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), (i) furnish to such Holders copies of all Registration Statements that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c)                                  Triangle will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this

Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning Triangle.

(d)                                 Triangle will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e)                                  Triangle will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies Triangle whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case Triangle shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling Holders); and (C) with respect to each such Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Triangle of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by Triangle shall be required pursuant to this clause (v) in the event that Triangle either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f)                                   Triangle will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g)                                  During the Effectiveness Period, Triangle will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that Triangle will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h)                                 Triangle will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by Triangle for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period.  Subject to the terms of this Agreement, Triangle consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)                                     Triangle will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.  In connection therewith, if required by Triangle’s transfer agent, Triangle will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j)                                    Upon the occurrence of any event contemplated by Section 3(e)(v), subject to Section 2(a)(iv) and this Section 3(j), as promptly as reasonably practicable, Triangle will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)                                 Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) in the case of a Demand Registration, (A) the Initiating Holder provides written notice to Triangle of its intention to distribute Registrable Securities by means of an underwritten offering, which for the avoidance of doubt may be made at a date later than the original Demand Notice (the “Underwritten Offering Notice” and such underwritten offering being referred to herein as an “Underwritten Offering”) and (B) Holders (including the Initiating Holder) having an aggregate value of at least $30 million based on the VWAP of such Registrable Securities as of the date of such Underwritten Offering Notice desire to participate in such Underwritten Offering and, in the case of a Piggyback Registration, the electing Holders must include their Registrable Securities in an underwritten offering if the Piggyback Notice so requires, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Initiating Holder in the case of a Demand Registration (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to Triangle), by Triangle in the case of a registration initiated by Triangle or by such other holder in the case of a registration initiated by another holder, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  Triangle hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.  Notwithstanding the foregoing, Triangle is not obligated to effect more than (A) one Underwritten Offering in any 12 month period and (B) a total of three Underwritten Offering pursuant to this Agreement.   If, in the case of an Underwritten Offering, the managing underwriter advises Triangle that the inclusion of all of the Holders’ Registrable Securities in the subject Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Registrable Securities proposed to be included in such Underwritten Offering, then Triangle shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Common Stock that may be included in the Underwritten Offering shall be allocated:

(A)           in the case of a demand registration initiated by the NGP Holders, (i) first to the NGP Holders and (ii) second to the Holders on a pro rata basis based on the number of Registrable Securities held by all such Holders.

(B)           in the case of a Demand Registration, (i) first to the Holders on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders) and (ii) second to the NGP Holders.

Any Registrable Securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from the Underwritten Offering.  In the event that the managing underwriter limits the number of Registrable Securities to be included in the Underwritten Offering pursuant to this Section 3(k) such that at least one-third of the aggregate Registrable Securities set forth in such Holders’ written requests pursuant to this Section 3(k) are included in the Underwritten Offering, such Underwritten Offering shall not be considered to be an Underwritten Offering for purposes of the limitations set forth in this Section 3(k).

(l)                                     In the event such Holders seek to complete an Underwritten Offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, Triangle will make available upon reasonable notice at Triangle’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters selected in accordance with Section 3(k) such financial and other information and books and records of Triangle, and cause the officers, employees, counsel and independent certified public accountants of Triangle to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(m)                             In connection with any Demand Registration, Triangle will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n)                                 Triangle may require the Holder to furnish to Triangle any other information regarding the Holder and the distribution of such securities as Triangle reasonably determines is required to be included in any Registration Statement.

4.                                      Registration Expenses.  All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (in each case, excluding any Selling Expenses) shall be borne by Triangle, whether or not any Registrable Securities are sold pursuant to a Registration Statement.  “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Triangle Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for Triangle, (v) Securities Act liability insurance, if Triangle so desires such insurance, (vi) fees and expenses of all other Persons retained by Triangle in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.”  In addition, Triangle shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

5.                                      Indemnification.

(a)                                 Triangle shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if Triangle authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by Triangle) or in any amendment or supplement thereto (if used during the period Triangle is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that Triangle shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to Triangle by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof.  Triangle shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which Triangle is aware in connection with the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

(b)                                 In connection with any Registration Statement in which a Holder participates, such Holder shall indemnify and hold harmless Triangle, its Affiliates and each of their respective officers, directors and any Person who controls Triangle (within the meaning of the Securities Act) and any agent thereof (collectively, the “Triangle Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period Triangle is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to Triangle by such Holder for use therein.

(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim.  Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

6.                                      Facilitation of Sales Pursuant to Rule 144.  To the extent it shall be required to do so under the Exchange Act, Triangle shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, Triangle shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7.                                      [Intentionally Omitted]

8.                                      Preemptive Rights.

(a)                                 Except in the case of Excluded Securities, Triangle shall not issue, exchange or otherwise Dispose, agree to issue, exchange or otherwise Dispose, or reserve or set aside for the same, any Equity Securities of Triangle or any securities convertible into or exchangeable for Equity Securities of Triangle (the “Offered Securities”), unless in each case Triangle shall have first given written notice to Purchaser (the “Preemptive Offer Notice”) at least 10 Business Days prior to entering into a definitive agreement for such sale stating that Triangle proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price or price range therefor and any other terms and conditions of such offer.

(b)                                 On or before the seventh Business Day following the date of the Preemptive Offer Notice (the “Preemptive Offer Period”), the Purchaser shall have the option to subscribe for up to its pro rata share of such Offered Securities (based on its percentage ownership of Common Stock calculated on a fully-diluted basis using the treasury stock method and assuming full conversion of any outstanding convertible notes of the Company) by delivering written notice to Triangle (a “Preemptive Offer Acceptance Notice”).  Notwithstanding the preceding sentence, the number of Offered Securities that the Purchaser is entitled to purchase shall not exceed an amount that would require Stockholder Approval under, or would result in a violation of, the rules and regulations of NYSE MKT or any other principal stock exchange or market upon which the Offered Securities trade; provided, however, that if the Purchaser cannot purchase at least 75% of the number of Offered Securities as to which a Preemptive Offer Acceptance Notice has been given by the Purchaser as a result of the limitations set forth in this sentence, then Triangle shall not issue, exchange or otherwise Dispose, agree to issue, exchange or otherwise Dispose, or reserve or set aside for the same all or any part of the Offered Securities without the prior written consent of the Purchaser.  Each Preemptive Offer Acceptance Notice shall specify:  (i) the amount of Offered Securities the Purchaser desires to subscribe for and (ii) the prices at which the Purchaser is willing to purchase such amounts of the Offered Securities at each such price.

(c)                                  Triangle shall have 30 days from the expiration of the Preemptive Offer Period to enter into a definitive agreement to issue and sell all or any part of such Offered Securities as to which a Preemptive Offer Acceptance Notice has not been given by the Purchaser (the “Refused Securities”) to any other Persons, but only upon terms and conditions in all material respects, including price, which are no more favorable, individually or in the aggregate, to such other Persons or less favorable, individually or in the aggregate, to Triangle than those set forth in the Preemptive Offer Notice. Upon the closing, which shall occur at a reasonable time and place within 60 days from the expiration of the Preemptive Offer Period (which such period shall be extended for up to 180 days with respect to any Person seeking to purchase Offered Securities, including the Purchaser, for such time as is necessary to allow such Person to request any approvals required under the HSR Act) and shall include full payment to Triangle of the proceeds from the sale to such other Persons of all the Refused Securities, the Purchaser shall purchase from Triangle, and Triangle shall sell to the Purchaser, the Offered Securities with respect to which a Preemptive Offer Acceptance Notice was delivered by the Purchaser, at the terms specified in the Preemptive Offer Notice. In each case, any Offered Securities not purchased by the Purchaser or any other Persons in accordance with this Section 8(c) within 60 days (or such longer period if the time period within which to close is extended as provided in the immediately preceding sentence) after the expiration of the Preemptive Offer Period may not be sold or otherwise Disposed of until they are again offered to the Purchaser under the procedures specified in this Section 8(c).

(d)                                 The rights of the Purchaser under this Section 8 shall terminate upon the occurrence of a Termination Event and shall not apply to the following securities (the “Excluded Securities”):

(i)                                     the issuance of any Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle pursuant to any employee benefits or other compensation plan approved by the Board and the Stockholders;

(ii)                                  Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle issued otherwise than for cash pursuant to, a merger, consolidation, acquisition, disposition or similar business combination approved by the Board;

(iii)                               Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle issued upon any stock dividend, stock split or other pro-rata distribution, subdivision or combination of securities or other recapitalization of Triangle;

(iv)                              Equity Securities issued upon conversion of the Convertible Note and other convertible notes issued concurrently herewith; and

(v)                                 Equity Securities, or securities convertible into or exchangeable for Equity Securities, of Triangle issued pursuant to the terms of a “poison pill” or other stockholder rights plan.

9.                                      Director Designation Rights.

(a)                                 Board Representation.

(i)                                     On the date on which the aggregate consideration paid by Purchaser and its Affiliates to Triangle for shares of Common Stock from Triangle exceeds $150 million, the Board shall adopt resolutions that (i) increase the number of natural persons that constitute the whole Board by one (1) person and (ii) fill the vacancy created by virtue of such increase in the size of the Board with an individual designated by the Purchaser, in each case pursuant to the Triangle Organizational Documents, who must in the reasonable judgment of Triangle, (A) qualify as an Independent Director, (B) have the requisite skill and experience to serve as a director of a publicly traded company, (C) not be prohibited or disqualified from serving as a director of Triangle pursuant to the Triangle Bylaws (as in effect as of the date hereof) or any rule or regulation of the Commission, NYSE MKT (or any other principal stock exchange or market upon which the Common Stock may trade) or by applicable law and (D) otherwise be reasonably acceptable to Triangle (the “Designated Director”). The Purchaser shall, and shall cause the Designated Director to, timely provide Triangle with accurate and complete information relating to the Purchaser and the Designated Director that may be required to be disclosed by Triangle under the Exchange Act. In addition, at Triangle’s request, the Purchaser shall cause the Designated Director to complete and execute Triangle’s standard director and officer questionnaire and provide such other information as Triangle may reasonably request prior to being admitted to the Board or standing for reelection at an annual meeting of Stockholders or at such other time as may be requested by Triangle.

(ii)                                  The Designated Director will hold office until his or her term expires and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

(iii)                               In order to designate an individual for appointment to the Board, the Purchaser must submit to Triangle a written notice in accordance with the notice provisions set forth in Section 7.08 of the Purchase Agreement, which notice shall include (i) the name, age, business address and residence address of such designee, (ii) a current resume and curriculum vitae of such designee and (iii) a statement describing such designee’s qualifications.

(iv)                              Prior to a Termination Event:

(A)                               in connection with each annual meeting of Stockholders, and subject to the conditions of Section 9(a)(i) of this Agreement, Triangle shall nominate the Designated Director for reelection to the Board and shall take all reasonable and lawful actions necessary or advisable to cause the Board to recommend that the Stockholders vote “FOR” the election of the Designated Director;

(B)                               promptly following any annual meeting of Stockholders at which the Designated Director is not elected to the Board, and subject to the provisions of Section 9(a)(i) of this Agreement, the Board shall adopt resolutions that (1) increase the number of natural persons that constitute the whole Board by one (1) person and (2) fill the vacancy created by virtue of such increase in the size of the Board with the Designated Director; and if the Board is prevented by Section 3.1 of the Triangle Bylaws from complying with clause (1) of this Section 9(a)(iv)(B), the Board shall amend the Triangle Bylaws as necessary to permit the Board to comply with clause (1) of this Section 9(a)(iv)(B);

(C)                               any Designated Director may be removed pursuant to Section 3.6 of the Triangle Bylaws, and any vacancy created by such removal shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 9(a)(i) of this Agreement, shall become the Designated Director;

(D)                               upon written notice from Triangle to the Purchaser that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, the Purchaser will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice; and

(E)                                any vacancy caused by the death, disability or resignation of the Designated Director shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 9(a)(i) of this Agreement, shall become the Designated Director.

(v)                                 Any action by the Purchaser to designate or replace the Designated Director shall be evidenced in writing furnished to Triangle and shall be signed by or on behalf of the Purchaser.

(vi)                              Prior to designating a Designated Director, the Purchaser shall enter into a written agreement in a form reasonably satisfactory to Triangle with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event, a Termination Event or at the Purchaser’s request, as applicable. The Purchaser acknowledges and agrees that such an agreement is in the best interest of Triangle and the Purchaser, and that Triangle shall be a third party beneficiary of the terms and conditions of such an agreement, and Triangle shall have the right to enforce such an agreement to the same extent as the parties thereto.

(vii)                           Triangle shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Purchaser to Board representation, including by nominating more directors for election to the Board than the number of directors constituting the full Board; provided, however, that Triangle shall not be prohibited from taking such action that the Board determines (i) may be necessary to (A) comply with any rule or regulation of the Commission or NYSE MKT (or any other principal stock exchange or market upon which the Common Stock may trade) or (B) comply with applicable law or (ii) is required to comply with the provisions of the Triangle Organizational Documents.

(b)                                 Termination of Director Designation Rights. Upon the occurrence of a Termination Event, the Purchaser’s right to designate, and Triangle’s obligation to nominate, the Designated Director shall automatically terminate, and the Purchaser shall cause the Designated Director then serving as a member of the Board, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from Triangle, to resign as a member of the Board. In the event Triangle does not request that the Designated Director be caused to resign upon occurrence of a Termination Event, such Designated Director will no longer be considered a designee of the Purchaser and will be subject to election and reelection in accordance with the Triangle Bylaws. The Purchaser shall have the right at any time to cause the Designated Director to resign as a member of the Board and to waive its rights to designate a nominee for election to the Board.

(c)                                  Director Indemnification. At all times while the Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a director in such former Designated Director’s capacity as a former director, each Designated Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board. As between Triangle, on the one hand, and the Purchaser and its Affiliates, on the other hand, Triangle shall, in all events, be the full indemnitor of first resort and shall not be entitled to any contribution, indemnification or other payment by or from any of the Purchaser or its Affiliates.

(d)                                 Corporate Opportunities. Triangle hereby renounces any interest or expectancy in any business opportunity in which Teachers Insurance and Annuity Association of America, a New York stock life insurance company, or Purchaser or any of their respective Affiliates or Portfolio Companies (including any officers or directors thereof) (the “TIAA Group”) participates or seeks to participate (each, a “Business Opportunity”) other than a Business Opportunity that is presented to a Designated Director in such Person’s capacity as a director of Triangle and with respect to which no other member of the TIAA Group (other than the Designated Director) independently receives notice or otherwise identifies such Business Opportunity (each Business Opportunity that is so renounced, being referred to as a “Renounced Business Opportunity”). No member of the TIAA Group, including any Designated Director, shall have any obligation to communicate or offer any Renounced Business Opportunity to Triangle, and any member of the TIAA Group may pursue a Renounced Business Opportunity. Notwithstanding anything to the contrary in this Section 9(d), Triangle shall not be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Section 9(d).

10.                               Approval Right.  So long as (a) 50% or more of the Common Stock purchased by the Purchaser pursuant to the Purchase Agreement is issued and outstanding and held by the Purchaser and (b) Purchaser owns at least 10% of the then issued and outstanding Common Stock, Triangle shall not, and shall cause its Subsidiaries not to, directly or indirectly, Incur any Indebtedness (other than pursuant to the Triangle Credit Agreement or the terms of the Notes); provided, however, that Triangle may Incur Indebtedness and any of its Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Leverage Ratio does not exceed 5.0 to 1.0 (provided that the Triangle Credit Agreement and Notes are excluded from such calculation).

11.                               Miscellaneous.

(a)                                 Remedies.  In the event of a breach by Triangle of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Triangle agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 Discontinued Disposition.  Each Holder agrees that, upon receipt of a notice from Triangle of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e) (a “Suspension Notice”), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by Triangle that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”).  Triangle may provide appropriate stop orders to enforce the provisions of this Section 11(b).

(c)                                  Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by Triangle and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment.  Triangle shall provide prior notice to all Holders of any proposed waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 11(d) prior to 5:00 p.m. (Denver Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Denver Time) on any date and earlier than 11:59 p.m. (Denver Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to Triangle:	Triangle Petroleum Corporation
Attention: Justin Bliffen
1200 17th Street, Suite 2600
Denver, Colorado 80202
Fax: (303) 260-5080
Electronic mail: jbliffen@trianglepetroleum.com

If to the Purchaser or any of its Affiliates:	Actoil Bakken, LLC c/o Teachers Insurance and Annuity Association of America
730 Third Avenue, 4th Floor
New York, NY 10017
Attention: Lisa M. Ferraro Internet electronic mail: lferraro@tiaa-cref.org with copies to:

Actoil Bakken, LLC

c/o Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Blvd. | C2-08-04

Charlotte, NC 28262

Attention: John D. McCally

Facsimile: (704) 988-4924

Internet electronic mail: jmccally@tiaa-cref.org

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, NY 10036

Attention: Peter J. Schaeffer

Facsimile: 212-336-2222

Internet electronic mail: pjschaeffer@pbwt.com

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  Except as provided in this Section 11(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of Triangle and the Purchaser.  Notwithstanding anything in the foregoing to the contrary, (i) the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (A) Triangle is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (B) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement, and (ii) the rights of the Purchaser under Section 8 may be transferred or assigned in whole or in part by the Purchaser to an Affiliate of the Purchaser provided that (1) Triangle is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Affiliate and (B) such Affiliate agrees in writing to be bound by and subject to the terms set forth in this Agreement.  Triangle may not assign its respective rights or obligations hereunder without the prior written consent of the Purchaser.

(f)                                   Third Party Beneficiaries.  Other than the Holders (other than the Purchaser), there are no third party beneficiaries having rights under or with respect to this Agreement.

(g)                                  Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h)                                 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  Each of the Parties  irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i)                                     Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)                                    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)                                 Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Justin Bliffen
Name:	Justin Bliffen
Title:	Chief Financial Officer

ACTOIL BAKKEN, LLC

By:	/s/ William A. Deihl
Name:	William A. Deihl
Title:	Vice President

Signature Page to Rights Agreement